As filed with the Securities and Exchange Commission on July 3, 2014	Registration No. 333-196512

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENGILITY HOLDINGS, INC.
ENGILITY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	45-3854852 95-2588754 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

3750 Centerview Drive
Chantilly, Virginia 20151
(703) 708-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas O. Miiller, Esq.
Senior Vice President, General Counsel and Corporate Secretary
3750 Centerview Drive
Chantilly, Virginia 20151
(703) 708-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Ryan D. Thomas, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐    Accelerated filer    ☒
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Debt Securities
Guarantees of Debt Securities (2)
Units (3)
Total

(1)
An unspecified indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class of securities is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), under the Securities Act of 1933, as amended (the "Securities Act"), Engility Holdings, Inc. and Engility Corporation are deferring payment of the entire registration fee.

(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

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TABLE OF ADDITIONAL REGISTRANTS*

	State or Other	IRS
	Jurisdiction of	Employer
Exact Name of Registrant as Specified in its	Incorporation or	Identification
Charter or Organizational Document*	Organization	Number
Dynamics Research Corporation	Massachusetts	04-2211809
High Performance Technologies Innovations, LLC	Florida	59-3096114
International Resources Group Ltd.	Delaware	11-2777542
Kadix Systems, LLC	Virginia	54-2060505

* Address and telephone numbers of the principal executive offices of each of the registrants listed above are the same as that of Engility Holdings, Inc.

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (No. 333-196512) (the “Registration Statement”) of Engility Holdings, Inc., which was filed with the Securities and Exchange Commission and became effective on June 4, 2014. This Post-Effective Amendment No. 1 is being filed for the purpose of: (i) adding Engility Corporation as a co-registrant with respect to the debt securities of Engility Corporation that may be offered and sold from time to time pursuant to this Registration Statement (the “Debt Securities of Engility Corporation”), (ii) adding those direct and indirect subsidiaries of Engility Holdings, Inc. and Engility Corporation listed on the prior page under “Table of Additional Registrants” (the “Subsidiary Guarantors”) as co-registrants to the Registration Statement to (a) allow Engility Holdings, Inc. and/or one or more Subsidiary Guarantors to guarantee the Debt Securities of Engility Corporation and (b) allow Engility Corporation and/or one or more Subsidiary Guarantors to guarantee debt securities of Engility Holdings, Inc., in each case, that may be offered and sold from time to time pursuant to this Registration Statement (collectively, the “Guarantees of Debt Securities”), (iii) adding Debt Securities of Engility Corporation and Guarantees of Debt Securities to the Registration Statement, (iv) amending the base prospectus that forms a part of this Registration Statement to describe the Debt Securities of Engility Corporation and Guarantees of Debt Securities, (v) updating certain information in the base prospectus and the information in Part II of this Registration Statement, including with respect to the addition of the Subsidiary Guarantors, (vi) filing additional exhibits to the Registration Statement, and (vii) amending and restating the base prospectus to reflect the changes noted above. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the Securities and Exchange Commission.

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PROSPECTUS
Engility Holdings, Inc.
Common Stock
Preferred Stock
Warrants
Debt Securities
Guarantees of Debt Securities
Units
Engility Corporation
Debt Securities
Guarantees of Debt Securities
_____________________
Engility Holdings, Inc. (“Engility”) may offer and sell from time to time common stock, preferred stock, warrants, debt securities and units. In addition, Engility Corporation (“EGC”), a wholly owned subsidiary of Engility, may offer and sell from time to time debt securities. The debt securities issued by Engility and/or EGC may be guaranteed by Engility, ECG and/or one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering. We may offer and sell these securities from time to time separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.
In addition, selling securityholders, who will be named in a prospectus supplement, may offer and sell such securities from time to time, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.
We or our selling securityholders may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers. We or our selling securityholders reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through our agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities to be offered by the selling securityholders.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We will provide the specific terms of each offering of our securities by us or our selling securityholders in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest. Engility's common stock is listed on the New York Stock Exchange under the symbol “EGL.” On July 2, 2014, the closing price of our common stock on the New York Stock Exchange was $39.64 per share. You are urged to obtain current market quotations of the common stock.
The mailing address of our principal executive offices is 3750 Centerview Drive, Chantilly, Virginia 20151. Our telephone number is (703) 708-1400.
___________________
Investing in our common or preferred stock, warrants, debt securities or units involves a high degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission, the “Risk Factors” section beginning on page 5 of this prospectus and in the applicable prospectus supplement before investing in any of our common or preferred stock, warrants, debt securities or units.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 3, 2014.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that Engility and EGC filed with the Securities and Exchange Commission, (the "SEC"), utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.
Through July 17, 2012, Engility Holdings, Inc. and certain of its subsidiaries were direct or indirect subsidiaries of L-3 Communications Holdings, Inc. On July 17, 2012, L-3 Communications Holdings, Inc. completed the spin-off of Engility. Unless the context indicates otherwise, (i) references to the “Company,” “we,” “us” or “our” refer to Engility and its subsidiaries, including EGC, on a consolidated basis (ii) references to “Engility” refer only to Engility Holdings, Inc. and not to any of its subsidiaries, (iii) references to “EGC” refer only to Engility Corporation and not to any of its subsidiaries and (iv) references to “L-3” refer to L-3 Communications Holdings, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and any prospectus supplement because they describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “should,” “will,” and “would,” the negative of such words or similar words. Any forward-looking statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially.
The important factors listed under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described under “Risk Factors” in our most recent Annual Report on Form 10-K could have an adverse effect on our business, results of operations and financial position and that adverse effect could be material. Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.
THE COMPANY
We provide mission-critical services to the U.S. government and have done so for over four decades. Our primary customers include the U.S. Department of Defense (DoD), U.S. Department of Justice (DoJ), U.S. Agency for International Development (USAID), U.S. Department of State (DoS), Federal Aviation Administration (FAA), U.S. Department of Homeland Security (DHS), U.S. Department of Veterans Affairs, and allied foreign governments. We attribute the strength of our customer relationships to our singular focus on services, our strengths in program planning and management, superior past performance, and the experience of our people and their commitment to our customers’ missions.
We have provided our service offerings in six key areas: (i) specialized technical consulting; (ii) program and business support services; (iii) engineering and technology lifecycle support; (iv) information technology modernization and sustainment; (v) supply chain services and logistics management; and (vi) training and education.
Our principal executive offices are located at 3750 Centerview Drive, Chantilly, Virginia 20151, our telephone number is (703) 708-1400, and our website address is www.engilitycorp.com. The reference to our website is provided as an inactive textual reference and does not constitute incorporation by reference into this prospectus of any of the information contained on our website.
GENERAL DESCRIPTION OF SECURITIES
Engility or our selling securityholders may offer and sell, at any time and from time to time:
•shares of our common stock, par value $0.01 per share;
•shares of our preferred stock, par value $0.01 per share;
•our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;
•guarantees of debt securities;

•warrants to purchase any of the other securities that may be sold under this prospectus;
•units comprised of two or more debt securities, shares of common stock or shares of preferred stock; or
•any combination of these securities.
EGC or our selling securityholders may offer and sell, at any time and from time to time, debt securities or guarantees of debt securities.
The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), including documents we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement, before making a decision to invest in our securities.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds from the sale of securities offered hereby, we expect to invest the proceeds in short-term, interest bearing instruments or other investment-grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. Prior to our July 17, 2012 spin-off as a separate company, Engility was a part of L-3 Communications Holdings, Inc. The pre-spin-off historical financial information in particular is not likely to be indicative of our future performance or our future financial position or results of operation, and it does not provide or reflect data as if we had actually operated as a separate, stand-alone entity during the periods covered.

Quarter Ended	Year Ended December 31,
March 31, 2014	2013	2012	2011	2010	2009

Ratio of Earnings to Fixed Charges	4.1	4.2	NM	10.1	7.2	22.6
NM - Not meaningful
As of the date of this prospectus, we have no preferred stock outstanding and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), authorizes Engility to issue 175,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of July 2, 2014, 17,617,177 shares of common stock were outstanding and no shares of preferred stock were outstanding.
The following summary describes the material terms of Engility's capital stock. The description of capital stock is qualified by reference to Engility's Certificate of Incorporation and Engility's Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.
Common Stock
Holders of our common stock, which has a par value of $0.01, are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. In the opinion of our counsel, the outstanding shares of our common stock are, and the shares offered by us pursuant to this prospectus will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.
Preferred Stock
Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series at any time or from time to time. Each such series of preferred stock will have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by our Board of Directors.
Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of shares of our common stock or which holders of our common stock might believe to be in their best interests.
Certain Anti-Takeover Matters
Delaware Business Combination Statute
Under Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock, or an interested stockholder, for a three-year period following the time the stockholder became an interested stockholder, unless:
•prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or
•at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least two-thirds of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.
A business combination generally includes:
•mergers and consolidations with or caused by an interested stockholder;

•sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;
•specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of a corporation or its subsidiaries; and
•other transactions resulting in a disproportionate financial benefit to an interested stockholder.
The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.
Neither our Certificate of Incorporation nor our Bylaws exclude us from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if our Board of Directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.
Provisions of our Certificate of Incorporation and Bylaws
Certain provisions in our Certificate of Incorporation and our Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control.
Classified Board. Our Certificate of Incorporation and our Bylaws provide that our Board of Directors is divided into three classes of directors. The terms of the Class III directors expire at the 2015 annual meeting of stockholders, the terms of the Class I directors expire at the 2016 annual meeting of stockholders, and the terms of the Class II directors expire at the 2017 annual meeting of stockholders. After each term, the members of each class will serve for a term expiring at the third succeeding annual meeting of stockholders. As a result, approximately one-third of our Board of Directors will be elected each year. A replacement director shall serve in the same class as the former director he or she is replacing. The classification of our Board of Directors will have the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our Certificate of Incorporation and our Bylaws provide that the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the whole board.
Removal of Directors; Vacancies. Our Certificate of Incorporation and our Bylaws provide that directors may only be removed for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation and our Bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, by a sole remaining director, and not by stockholders.
Blank Check Preferred Stock. Our Certificate of Incorporation permits us to issue, without any further vote or action by the stockholders, up to 25,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.
No Stockholder Action by Written Consent. Our Certificate of Incorporation expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.
Special Stockholder Meetings. Under our Certificate of Incorporation and our Bylaws, only our Board of

Directors, acting pursuant to a resolution adopted by a majority of the whole board, will be able to call a special meeting of stockholders.
New York Stock Exchange Listing
Engility's common stock is listed on the New York Stock Exchange under the symbol “EGL.”
Transfer Agent and Registrar
We have appointed Computershare Trust Company, N.A. to be our transfer agent and registrar for our common stock.
DESCRIPTION OF WARRANTS
The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the warrants that Engility may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below may generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into the registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.
We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
General
As of July 3, 2014, we have no warrants issued and outstanding.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants begins and the date on which such right expires;
•federal income tax consequences of holding or exercising the warrants; and

•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;
•the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;
•the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;
•the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Description of Warrants—Warrant Adjustments” below.
Exercise of Warrants; Amendments; Supplements to the Warrant Agreements
We will describe in the applicable prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.
Warrant Adjustments
The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant may be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We summarize below some of the provisions that will apply to the debt securities and, if applicable, the guarantees of the debt securities to which any prospectus supplement may relate unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
Please note that in this section entitled “Description of Debt Securities and Guarantees,” the term ‘‘issuer,’’ "we" or "us" means either Engility Holdings, Inc. or Engility Corporation, depending on which registrant is offering the debt securities and the term “issuers” is a collective reference to Engility Holdings, Inc. and Engility Corporation.
General
We will issue any senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to the senior trustee or the subordinated trustee, as applicable.
The following summaries of material provisions of the senior notes, the subordinated notes, the indentures and the guarantees are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus that is related to the debt securities that we sell under this prospectus, as well as the complete indentures, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
Engility and/or EGC may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of debt securities which we may issue, including senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities, and do not limit us from issuing any other debt, including secured and unsecured debt. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of the applicable issuer's Board of Directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of the applicable issuer's Board of Directors. The prospectus supplement will describe the terms of any debt securities being offered, including:
•the title of the debt securities;
•the limit, if any, upon the aggregate principal amount or issue price of the securities of a series;
•the ranking of the specific series of debt securities relative to our and our subsidiaries’ other outstanding indebtedness;
•the price or prices at which the debt securities will be issued;
•the designation, aggregate principal amount and authorized denominations of the debt securities;
•the issue date or dates of the series and the maturity date of the series;
•whether the securities will be issued at par or at a premium over or a discount from their face amount;
•the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;
•the right, if any, to extend interest payment periods and the duration of the extension;
•the interest payment dates and the record dates for the interest payments;
•any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•the currency of denomination of the securities;
•the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
•if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•whether the debt securities will be issued in the form of global securities or certificates;
•the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•the dates on which premium, if any, will be paid;
•any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;
•whether the debt securities of the series will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities of the series and a description of the guarantees;
•any other terms of the debt securities of the series and, if applicable, any guarantees of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture);
•our right, if any, to defer payment of interest and the maximum length of this deferral period; and
•other specific terms, including any additional events of default or covenants.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special material United States federal income tax considerations that may be applicable to the particular debt securities.
The debt securities will represent our general obligations. We are a non-operating holding company and almost all of the operating assets of us and our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our subsidiaries. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities.
Senior Debt
Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.
Subordinated Debt
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus, and the subordinated indenture filed as an exhibit to the registration statement of which this prospectus is a part may be modified by a supplemental indenture to reflect such subordination provisions.
Guarantees
The debt securities of any series of each issuer may be fully and unconditionally guaranteed by one or more of its subsidiaries listed as co-registrants on our registration statement and, in the case of EGC, the debt securities may also be guaranteed by Engility. In the case of Engility, the debt securities may also be guaranteed by EGC. In the event Engility or EGC, as applicable, issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement. The guarantors of any series of guaranteed debt securities of an issuer may differ from the guarantors of any other series of guaranteed debt securities of an issuer.
If Engility or EGC, as applicable, issues a series of guaranteed debt securities, a description of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Merger, Consolidation or Sale of Assets
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part prohibit us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:
•either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;
•immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.
Events of Default and Remedies
When we use the term “Event of Default” in the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part with respect to the debt securities of any series, we mean:
(1)    default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2)    default in paying principal, or premium, if any, on the debt securities when due;
(3)    default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
(4)    default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;
(5)    certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and
(6)    any other Events of Default provided with respect to debt securities of that series that are set forth in the applicable prospectus supplement accompanying this prospectus.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the occurrence of certain Events of Default or an acceleration may constitute an event of default under certain of our other indebtedness outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that no holder of any debt security issued under the indenture may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that during the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of the debt securities. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the Event of Default.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part may be amended or modified without the consent of any holder of debt securities in order to:
•evidence a successor to the trustee;
•cure ambiguities, defects or inconsistencies;
•provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “—Merger, Consolidation or Sale of Assets”;
•make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•add guarantors or co-obligors with respect to the debt securities of any series;
•secure the debt securities of a series;
•establish the form or forms of debt securities of any series;
•add additional Events of Default with respect to the debt securities of any series;
•add additional provisions as may be expressly permitted by the Trust Indenture Act;

•maintain the qualification of the indenture under the Trust Indenture Act; or
•make any change that does not adversely affect in any material respect the interests of any holder of the debt securities of a series.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;
•reduce the principal amount, or extend the fixed maturity, of the debt securities;
•change the method of computing the amount of principal or any interest of any debt security;
•change or waive the redemption or repayment provisions of the debt securities;
•change the currency in which principal, any premium or interest is paid or the place of payment;
•reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•impair the right to institute suit for the enforcement of any payment on the debt securities;
•waive a payment default with respect to the debt securities;
•reduce the interest rate or extend the time for payment of interest on the debt securities;
•adversely affect the ranking or priority of the debt securities of any series; or
•release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.
Satisfaction, Discharge and Covenant Defeasance
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:
•either:
◦all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
◦all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and
•we have paid or caused to be paid all other sums then due and payable under the indenture; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•the rights of holders of the debt securities to receive principal, interest and any premium when due;
•our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;
•the rights, powers, trusts, duties and immunities of the trustee; and
•the defeasance provisions of the indenture.
In addition, the indentures in the forms initially filed as exhibits to the registration statement, of which this prospectus is a part, provide that we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an Event of Default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

◦	money in an amount; or

◦
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

◦	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable), in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;
•in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;
•the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
•the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;
•the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.
Forms of Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that so long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Unless we state otherwise in a prospectus supplement or free writing prospectus, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law
The indentures (including any guarantees endorsed on the debt securities, if any) in the forms initially filed as exhibits to the registration statement of which this prospectus is a part and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•the terms of the unit agreement governing the units;
•United States federal income tax considerations relevant to the units; and
•whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we or selling securityholders may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through dealers or agents; and
•to investors directly by us or a selling securityholder in negotiated sales or in competitively bid transactions.
Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.
Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent.
The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•the name or names of any underwriters, dealers or agents;
•the purchase price of the offered securities and the proceeds to us from such sale;
•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange on which such offered securities may be listed.
Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at fixed prices, which may be changed;
•at market prices prevailing at the time of the sale;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•whether that offering is being made to underwriters or through agents or directly;
•the rules and procedures for any auction or bidding process, if used;
•the securities’ purchase price or initial public offering price; and
•the proceeds we anticipate from the sale of the securities.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales
We or selling securityholders may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•the name of any participating broker, dealer, agent or underwriter;
•the number and type of securities involved;
•the price at which such securities were sold;
•any securities exchanges on which such securities may be listed;
•the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and
•other facts material to the transaction.
In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:
•is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;
•has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•should not be relied upon by investors.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
This prospectus may also be used in connection with any issuance of common stock, preferred stock or debt securities upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Dynamic Research Corporation as of December 31, 2013 and for the year then ended have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of Grant Thornton, LLP independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Dynamics Research Corporation as of December 31, 2012 and for the year then ended have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of Grant Thornton, LLP independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Engility files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.engilitycorp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any applicable prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed” in accordance with SEC rules):
1.Annual Report on Form 10-K for the year ended December 31, 2013 (including portions of our definitive proxy statement on Schedule 14A for our 2014 Annual Meeting of Stockholders incorporated therein by reference);
2.Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;
3.Current Reports on Form 8-K or 8-K/A filed with the SEC on January 22, 2014, February 3, 2014, March 10, 2014, April 18, 2014, May 28, 2014, and June 4, 2014; and
4.The description of our common stock contained in our Registration Statement on Form 10 initially filed with the SEC on March 29, 2012 (as amended from time to time).
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference in this prospectus and any accompanying prospectus.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents shall be directed to:
Engility Holdings, Inc.
3750 Centerview Drive
Chantilly, Virginia 20151
Attn: Corporate Secretary
Telephone: (703) 708-1400

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee:

AMOUNT TO BE PAID
SEC Registration Fee	$ *
Legal Fees and Expenses	+
Accounting Fees and Expenses	+
Printing Fees and Expenses	+
Trustee Fees	+
Miscellaneous	+
Total	$
*     Deferred in accordance with Rule 456(b) and 457(r).
+     Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers.
Engility Holdings, Inc.
Engility is a corporation duly organized under the laws of the State of Delaware. Section 145(a) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Pursuant to authority conferred by Delaware law, the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s Bylaws provide that it will indemnify each director and officer and may indemnify employees and agents, as determined by its board, to the fullest extent provided by the laws of the State of Delaware.
The foregoing statements are subject to the detailed provisions of section 145 of the DGCL and provisions included in the Company’s Certificate of Incorporation and Bylaws.
Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We refer you to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act. The Company maintains directors’ and officers’ liability insurance for our officers and directors.
The Company has entered into an indemnification agreement with each of its executive officers and directors that provides, in general, that the Company will indemnify them to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf.
Engility Corporation
EGC is a corporation duly organized under the laws of the State of Delaware. For a discussion of relevant provisions of the DGCL, see above under the heading “Engility Holdings, Inc.”
The Bylaws of Engility Corporation, as amended, provide for indemnification to the fullest extent permitted by the DGCL, of any director or officer of EGC (and their legal representatives), and of any person serving at the request of EGC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that EGC shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by EGC’s board of directors. The Bylaws of Engility Corporation, as amended, provide for advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification.
Subsidiary Guarantors
Delaware Corporation Guarantor - International Resources Group Ltd.
International Resources Group Ltd. is a corporation duly organized under the laws of the State of Delaware. For a discussion of the relevant provisions of the DGCL, see above under the heading “Engility Holdings, Inc.”
The Amended and Restated Bylaws of International Resources Group Ltd. provide for indemnification to the fullest extent permitted by the DGCL, of any director or officer of International Resources Group Ltd. (and their legal representatives), and of any person serving at the request of International Resources Group Ltd. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that International Resources Group Ltd. shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by International Resources Group Ltd.’s board of directors. The Amended and Restated Bylaws of International Resources Group Ltd. provide for advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification.
Massachusetts Corporation Guarantor - Dynamics Research Corporation
Dynamics Research Corporation is a corporation duly organized under the laws of the Commonwealth of Massachusetts. The Massachusetts Business Corporation Act (the "MBCA") provides that indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.
The Second Amended and Restated bylaws of Dynamics Research Corporation provide for indemnification to the fullest extent permitted by the MBCA, of any director or officer (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) of Dynamics Research Corporation, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter. Dynamics Research Corporation will not indemnify any officer or director with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of Dynamics Research Corporation, or, to the extent such matter related to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Further, no indemnification will be provided if a majority of the disinterested directors of Dynamics Research Corporation then in office, after having received a written opinion of independent legal counsel, determine that such director or officer did not act in good faith in the reasonable belief that his or her action was in the best interest of Dynamics Research Corporation. Expenses in connection with the defense or disposition of any action, suit or other proceeding shall be paid from time to time by Dynamics Research Corporation in advance of the final disposition thereon upon receipt of an undertaking by such director or officer to repay the amounts paid by Dynamics Research Corporation if it is ultimately determined that indemnification for such expenses was not authorized under the Second Amended and Restated Bylaws of Dynamics Research Corporation. The indemnification provision does not require Dynamics Research Corporation to indemnify or advance expenses to any person in connection with any action, suit or other proceeding initiated by or on behalf of such person.
Virginia Limited Liability Company Guarantor - Kadix Systems, LLC
Kadix Systems, LLC is a limited liability company duly organized under the laws of the Commonwealth of Virginia. Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.
The Second Amended and Restated Operating Agreement of Kadix Systems, LLC provides for indemnification to the fullest extent permitted by the Virginia Limited Liability Company Act, of any member, manager, officer, employee or agent of Kadix Systems, LLC, and of any person serving at the request of Kadix Systems, LLC as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against all expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and advance expenses incurred by a member, manager, officer, director, employee or agent of Kadix Systems, LLC in defending such civil or criminal action, suit or proceeding to the fullest extent authorized by the laws of the Commonwealth of Virginia. A manager or officer of Kadix Systems, LLC shall have no personal liability to Kadix Systems, LLC or its members for monetary damages for breach of fiduciary duty as a manager or officer; however, this does not eliminate the liability of a manger or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the manager or officer derived improper personal benefit.
Florida Limited Liability Company Guarantor - High Performance Technologies Innovations, LLC

High Performance Technologies Innovations, LLC is a limited liability company duly organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.
The Operating Agreement of High Performance Technologies Innovations, LLC provides for indemnification to the fullest extent permitted by the Florida Limited Liability Company Act, of any member, manager, officer, employee or agent of High Performance Technologies Innovations, LLC, and of any person serving at the request of High Performance Technologies Innovations, LLC as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against all expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and advance expenses incurred by a member, manager, officer, director, employee or agent of High Performance Technologies Innovations, LLC in defending such civil or criminal action, suit or proceeding to the fullest extent authorized by the laws of the State of Florida. A manager or officer of High Performance Technologies Innovations, LLC shall have no personal liability to High Performance Technologies Innovations, LLC or its members for monetary damages for breach of fiduciary duty as a manager or officer; however, this does not eliminate the liability of a manger or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the manager or officer derived improper personal benefit.
Item 16. Exhibits.
See the “Exhibit Index” which follows the signature pages to this Registration Statement and is incorporated by reference herein.
Item 17. Undertakings.
(a)    The undersigned registrant(s) hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Engility Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

ENGILTY HOLDINGS, INC.

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
President and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated on behalf of Engility Holdings, Inc.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	Director, President and Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

*	Chairman of the Board	July 3, 2014
Edward P. Boykin

*	Director	July 3, 2014
Darryll J. Pines

*	Director	July 3, 2014
Anthony Principi

*	Director	July 3, 2014
Charles S. Ream

*	Director	July 3, 2014
David A. Savner

*	Director	July 3, 2014
William G. Tobin

* By:
/s/ Jonathan Brooks
Jonathan Brooks
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Engility Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

ENGILITY CORPORATION

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Alber, Thomas Miiller and Jonathan Brooks, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	President and Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Director Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Thomas O. Miiller	Director Senior Vice President, General Counsel and Corporate Secretary	July 3, 2014
Thomas O. Miiller

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Dynamics Research Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

DYNAMICS RESEARCH CORPORATION

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Alber, Thomas Miiller and Jonathan Brooks, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	President and Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Director Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Thomas O. Miiller	Director Senior Vice President, General Counsel and Corporate Secretary	July 3, 2014
Thomas O. Miiller

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, High Performance Technologies Innovations, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

HIGH PERFORMANCE TECHNOLOGY INNOVATIONS, LLC
By:	ENGILITY CORPORATION, its Sole Member

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Alber, Thomas Miiller and Jonathan Brooks, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	President and Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary	July 3, 2014
Thomas O. Miiller

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, International Resources Group Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

INTERNATIONAL RESOURCES GROUP LTD.

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Alber, Thomas Miiller and Jonathan Brooks, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Director Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Thomas O. Miiller	Director Senior Vice President, General Counsel and Corporate Secretary	July 3, 2014
Thomas O. Miiller

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Kadix Systems, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, Commonwealth of Virginia on July 3, 2014.

KADIX SYSTEMS, LLC
By:	ENGILITY CORPORATION, its Sole Member

By:	/s/ Anthony Smeraglinolo
Anthony Smeraglinolo
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Alber, Thomas Miiller and Jonathan Brooks, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ Anthony Smeraglinolo	President and Chief Executive Officer	July 3, 2014
Anthony Smeraglinolo	(Principal Executive Officer)

/s/ Michael J. Alber	Senior Vice President and Chief Financial Officer	July 3, 2014
Michael J. Alber	(Principal Financial Officer)

/s/ Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary	July 3, 2014
Thomas O. Miiller

/s/ Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	July 3, 2014
Richard B. Harkey	(Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1**	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Engility Holdings, Inc. dated July 6, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

4.2
Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 16, 2012, as corrected by Certificate of Correction of the Certificate of Amendment of the Restated Certificate of Incorporation of Engility Holdings, Inc., dated July 19, 2012 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 20, 2012 (File No. 001-35487)).

4.3
Amended and Restated By-laws of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2012 (File No. 001-35487)).

4.4*	Form of Common Stock Certificate.
4.5*	Form of Senior Indenture.
4.6*	Form of Subordinated Indenture.
4.7**	Form of Senior Debt Security.
4.8**	Form of Subordinated Debt Security.
4.9**	Form of Preferred Stock Certificate.
4.10**	Form of Certificate of Designations.
4.11**	Form of Common Stock Warrant Agreement.
4.12**	Form of Common Stock Warrant Certificate.
4.13**	Form of Preferred Stock Warrant Agreement.
4.14**	Form of Preferred Stock Warrant Certificate.
4.15**	Form of Debt Securities Warrant Agreement.
4.16**	Form of Debt Securities Warrant Certificate.
4.17**	Form of Unit Agreement.
5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of the securities being registered.
12.1*	Statement Regarding Computation of Ratios.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm for the year ended December 31, 2012.
23.2*	Consent of Grant Thornton LLP, Independent Certified Public Accountant for the year ended December 31, 2013.
23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.4	Consent of Bass, Berry & Sims (included in Exhibit 5.1 above).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).
25.1+	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2+	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.
*    Previously filed.
**    To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
+    To be filed by amendment or, if applicable, pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.